Exhibit A to Deposit Agreement

No.

__________________________________

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share entitles the Owner to receive one deposited Share)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF THE

NOMINAL VALUE OF 0.10 EURO EACH OF

BUSINESS OBJECTS S.A.

(INCORPORATED UNDER THE LAWS THE REPUBLIC OF FRANCE)

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that                                                                    , or registered assigns IS THE OWNER OF                   _________________________________________________

AMERICAN DEPOSITARY SHARES

entitling the Owner to receive deposited ordinary shares, nominal value 0.10 euro each (herein called "Shares"), of Business Objects S.A., incorporated under the laws The Republic of France (herein called the "Issuer").  At the date hereof, each American Depositary Share entitles the Owner thereof to receive one Share which is either deposited or subject to deposit under the deposit agreement at the designated Paris office of BNP Paribas, 12 BD de la Madeleine, 75009 Paris, France and at the designated Nantes Cedex office of Société Génerale, France, 32, rue du Champ de Tir, Department Titres ET Bourse, BP 1135-44024 Nantes Cedex, France (herein collectively called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

229934

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of September 22, 1994, as amended and restated as of May 8, 1996, as amended and restated as of December 30, 1998, and as amended and restated as of ___________, 2003 (herein called the "Deposit Agreement"), by and among the Issuer, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of  such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Issuer's statuts and the Deposited Securities, the Owner hereof is entitled to the transfer of the Deposited Securities to an account registered in the Issuer's shareholders' accounts and which is managed by the Custodian, as an accredited financial intermediary, acting as agent on behalf of and in the name of such Owner or such name as shall be designated by such Owner, of the amount of the Deposited Securities at the time corresponding to such Receipt.  Such transfer shall be made, as hereinafter provided, without unreasonable delay.

In the event any delivery of Deposited Securities under Section 2.5 of the Deposit Agreement would otherwise require delivery of fractional Deposited Securities, the Depositary may sell the amount of Deposited Securities corresponding to the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is promptly registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon any surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary, and duly stamped as may be required by the laws of the State of New York and of the United States of America, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  The Depositary shall ensure that it has on hand at all times a sufficient supply of Receipts to meet the demands for transfer.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations  the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph 24 of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, registration of or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, the statuts of the Issuer or this Receipt, or for any other reason, subject to the provisions of the following sentence.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as permitted in General Instruction I(A)1 to Form F-6 (as may be amended from time to time) under the Securities Act of 1933, which currently permits suspension only in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the appointed agent for the Issuer for the registration of transfer of such Shares or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities corresponding hereto, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities corresponding to American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities corresponding to the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable, and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares corresponding to such Shares by that person are not restricted under the Securities Act of 1933 or under the laws of the Republic of France.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable French or other taxes or governmental charges or legal or beneficial ownership or such information relating to the registration of the Shares on the books of the Issuer or  the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or the Issuer may reasonably require upon written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made pertaining to the Receipt.  No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in The Republic of France, if any, which is then performing the function of the regulation of currency exchange or which has jurisdiction over foreign investment.

7.

CHARGES OF DEPOSITARY.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.  Any written agreement signed by the Issuer and the Depositary relating to the Depositary's fees and expenses under the Deposit Agreement shall be binding upon the Issuer and the Depositary until it is expressly amended or superseded by a subsequent written agreement, irrespective of whether such agreement was entered into prior to, simultaneously with or subsequent to the Deposit Agreement, and notwithstanding any provision of the Deposit Agreement that might be construed to be inconsistent with such agreement.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.3 of the Deposit Agreement and 4.4 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5 of the Deposit Agreement and (6) a fee of $1.00 or less per certificate for a Receipt or Receipts for transfers made pursuant to Section 2.4 of the Deposit Agreement.

The Depositary, subject to Section 2.9 of the Deposit Agreement, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

8.

  LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS.

Notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release shall be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Issuer, change such limit for purposes of general application.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

With respect to any Pre-Release (as defined in Section 2.9 of the Deposit Agreement), neither the Issuer nor the Custodian shall be responsible to any Owners or holders of Receipts for any liabilities or expenses (a) which may be imposed under any United States Federal, state or local income tax laws, (b) which may arise out of the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.5 of the Deposit Agreement, or (c) the non-performance by the Depositary or the Custodian of any obligations relating to any Pre-Release under Section 2.9 of the Deposit Agreement or any other agreement between the Depositary and the Issuer relating to Pre-Release.  The preceding sentence shall not apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or the Custodian, as applicable, furnished in writing expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary or the Custodian.

9.

  TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.

  VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.

  REPORTS; INSPECTION OF TRANSFER BOOKS.

The Issuer currently is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").  Such reports will be available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Issuer pursuant to Section 5.6 of the Deposit Agreement. Any such reports and communications, including any such proxy solicitation material furnished to the Depositary by the Issuer, will be furnished in French, unless the Issuer determines in its discretion to furnish such materials or any of them in English or unless such materials are required to be furnished in English as provided in Section 5.6 of the Deposit Agreement.

In addition, upon the express written request of the Issuer, the Depositary shall furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Depositary receives as the holder of the Deposited Securities from the Issuer and which are not so furnished to or filed with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934 or any other requirement of the Commission.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts and the Issuer provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement or the Receipts.

12.

  DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the terms of the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares corresponding to such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer, the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares corresponding to such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary or the Custodian receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall cause the securities or property received by the Depositary or the Custodian to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares corresponding to such Deposited Securities held by them respectively, in any manner that the Depositary, after consultation with the Issuer, may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

Subject to applicable U.S. and French law, and to the other terms of the Deposit Agreement, in the event that the holders of Shares are granted the option to receive dividends on such Shares in the form of cash or additional Shares, Owners of Receipts shall be entitled to receive such option only with the Issuer's prior written approval and the consent of the Depositary.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon prior consultation with and approval of the Issuer, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares corresponding to such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares entitling the Owner thereof to receive the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares corresponding to the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also entitle the Owner thereof to receive the additional Shares distributed upon the Deposited Securities corresponding thereto.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

The Depositary will use reasonable efforts to follow the procedures established by the French Treasury for eligible United States Owners to benefit from the reduced withholding tax rate of 15% upon payment of any dividend and to receive the payment of any avoir fiscal.  To effect such recovery and receipt, the Depositary shall provide U.S. resident Owners, and any other holders, upon request, with the appropriate French tax forms and instructions for completing such forms, which shall be provided by the Issuer to the Depositary, and shall advise such U.S. resident Owners to return such forms to it properly completed and executed.  Upon receipt of such forms properly completed and executed by U.S. resident Owners, the Depositary shall promptly cause them to be filed with the appropriate French tax authorities, and upon receipt of any resulting remittance, the Depositary shall distribute to the Owners entitled thereto, as soon as practicable, the proceeds thereof in Dollars in accordance with Section 4.5. of the Deposit Agreement.

13.

  CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution with regard to one or more Owners can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided, however, that the Issuer shall not be obligated to make any such filing.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States and/or to one or more Owners of Receipts, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto for whom such conversion is not practicable.

14.

  RIGHTS.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion, after consultation with the Issuer, as to the procedure to be followed in making such rights available to any Owners including the distribution of warrants or other instruments thereof as it deems appropriate or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to this paragraph, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it shall, if possible, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration, it being understood that this Issuer shall have no obligation to furnish any such opinion.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

15.

  RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary gives effect to a change in the number of Shares that correspond to each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Deposited Securities other than Shares, or whenever for any administrative purpose the Depositary deems it necessary to do so, the Depositary shall fix a record date, after consultation with the Issuer, when practicable, (which shall be to the extent practicable, the same record date fixed by the Issuer), and with the prior approval of the Issuer, when practicable, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will correspond to the changed number of Shares or (c) to facilitate the administrative purpose for which the record date was set.  Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

16.

  VOTING OF SHARES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Owners (a) a summary in English of the notice of such meeting sent by the Issuer to the Depositary pursuant to Section 5.6 of the Deposit Agreement, (b) a statement that the Owners and holders of Receipts as of the close of business on a record date established by the Depositary pursuant to Section 4.6 of the Deposit Agreement will be entitled, subject to any applicable provisions of French law, the statuts of the Issuer and the Deposited Securities to exercise the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (c) summaries in English of any materials or other documents provided by the Issuer for the purpose of enabling such Owner to exercise such voting rights, and (d) a statement as to the manner in which voting instructions may be given to the Depositary, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of the following paragraph if no instruction is received, or if the Depositary receives improperly completed voting instructions or a blank proxy and setting forth the date established by the Depositary for the receipt of such instructions (the "Receipt Date").

Upon receipt by the Depositary of properly completed voting instructions, on or before the Receipt Date, the Depositary shall either, in its discretion, vote such Deposited Securities in accordance with such instructions or forward such instructions to the Custodian, and the Custodian shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the statuts of the Issuer and the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with any nondiscretionary instructions set forth in such request. .  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.  If the Depositary receives improperly completed voting instructions or receives a blank proxy from an Owner with respect to any of the Shares or other Deposited Securities on or before the Receipt Date, the Depositary will, insofar as permitted under any applicable provisions of French law, the statuts of the Issuer and the Deposited Securities, deem such Owner to have instructed the Depositary to give a proxy to the President of the General Meeting of Shareholders to vote such Deposited Securities in favor of the resolutions presented or approved by the Board of Directors of the Company and against any other resolution not so presented or approved.  If no instructions are received by the Depositary from an Owner with respect to any of the Shares or other Deposited Securities on or before the Receipt Date, the Depositary will, insofar as permitted under any applicable provisions of French law, the statuts of the Issuer and the Deposited Securities, deem such Owner to have instructed the Depositary to give a proxy to the President of the General Meeting of Shareholders to vote such Deposited Securities in favor of the resolutions presented or approved by the Board of Directors of the Company and against any other resolution not so presented or approved.

The Depositary will take no action to impair the ability of the Custodian to vote the number of Shares necessary to carry out the instructions of all Owners under Section 4.7 of the Deposit Agreement.

17.

  CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth entitle the Owner thereof to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may with the Issuer's approval, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Issuer shall notify the Depositary in writing of such occurrence and, as soon as practicable after receipt of such notice from the Issuer, the Depositary shall give notice thereof in writing to all Owners of Receipts.

18.

  LIABILITY OF THE ISSUER AND DEPOSITARY.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law of the United States, The Republic of France, or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the statuts of the Issuer, or the Deposited Securities or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Issuer nor the Depositary nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  Each of the Depositary, the Issuer and their respective directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or omission to act is in good faith.  The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and the Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.  The indemnities contained in the preceding sentence shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.9 of the Deposit Agreement) to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws, (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.5 of the Deposit Agreement or (c) the non-performance by the Depositary or the Custodian of any obligations relating to any Pre-Release under Section 2.9 of the Deposit Agreement or any other agreement between the Depositary and the Issuer relating to Pre-Release.  However, the indemnities contained in such preceding sentence shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Issuer by the Depositary or the Custodian, as applicable, expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary or the Custodian.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

  RESIGNATION AND REMOVAL OF THE DEPOSITARY.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary by the Issuer and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Issuer by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may, with the prior approval of the Issuer, appoint a substitute or additional custodian or custodians which shall be an accredited financial intermediary acting through a specified office located in The Republic of France, approved by the Issuer, such approval not to be unreasonably withheld.

20.

  AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of ninety days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or Receipts as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities corresponding thereto except in order to comply with mandatory provisions of applicable law.

21.

  TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt, will upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities corresponding to the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for claims of Owners as Creditors of the Depositary for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement which shall survive the termination of the Deposit Agreement.

22.

INFORMATION REQUESTS.

The Issuer may from time to time request Owners of Receipts to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts as to the nature of such interest and various other matters.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Issuer requesting that the Depositary forward any such requests to the Owner and to forward to the Issuer any responses to such requests received by the Depositary.

23.

DISCLOSURE OF INTEREST.

Notwithstanding any other provisions of the Deposit Agreement, each Owner and holder of Receipts agrees to comply with the Issuer's statuts, as they may be amended from time to time, and the laws of The Republic of France, if applicable, with respect to the disclosure requirements regarding ownership of Shares, all as if such Receipts were, for this purpose, the Shares corresponding thereto.

In order to facilitate compliance with the notification requirements, an Owner or holder of Receipts may deliver any notification to the Depositary with respect to Shares corresponding to American Depositary Shares, and the Depositary shall, as soon as practicable, forward such notification to the Issuer and, if applicable the Socíeté des Bourses Françaises, or any other authorities in The Republic of France.

On the date of the Deposit Agreement, the Issuer's statuts provide that any individual or entity, acting alone or in concert with others, that acquires 5% or more of the outstanding voting rights of the Issuer, or that increases or decreases its voting rights by 5%, must notify the Issuer by registered letter within ten calendar days of the date that such acquisition is recorded in the share register of the Issuer.  In the event of failure to comply with such notification requirement, upon the request of one or more shareholders holding 5% or more of the Issuer's share capital, the Shares (including Shares corresponding to American Depositary Shares) in excess of the relevant threshold will be deprived of voting rights for all shareholder meetings until the end of a two-year period following the date on which the Owner or holder thereof has complied with such notification requirements.

24.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of the Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.